Exhibit 99

FOR RELEASE –– OCTOBER 25, 2016

Corning Announces Third-Quarter 2016 Financial Performance

Solid performance across all business segments drives strong Q3 results
Company marks year of progress on Strategy and Capital Allocation Framework

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the third quarter ended Sept. 30, 2016.

News Summary:
•	Q3 GAAP EPS was $0.26, up 73% on a year-over-year basis; core EPS was $0.42, up 24% year over year and 14% sequentially, exceeding company expectations
•	GAAP and core sales up both sequentially and year over year, with solid operating performance across all businesses, particularly Optical Communications and Display Technologies
•	Year-over-year core sales, core earnings, and core EPS growth expected to continue in the fourth quarter
•	Strong corporate gross margin in the third quarter expected to extend into the fourth quarter
•	Strategy and Capital Allocation Framework remains on track; third-quarter highlights included new product introductions and $2 billion accelerated share repurchase

“Corning’s strong third-quarter results reflect the increasing momentum that we expected in the second half of this year. Sales and gross margins increased in every business segment year over year. We also grew the company’s sales, core earnings and core EPS both sequentially and year over year,” Wendell P. Weeks, chairman, chief executive officer, and president, said. “Our operating results and progress on key growth initiatives continue to reinforce our confidence in Corning’s strategy.”

“Third-quarter core earnings grew by 16% versus last year excluding core equity earnings from the former Dow Corning Corporation’s silicones business, which no longer contribute to our results. Even without this adjustment, core earnings were 4% higher. We are very pleased by this strength and expect continued year-over-year core sales, core earnings, and core EPS growth in the fourth quarter,” R. Tony Tripeny, senior vice president and chief financial officer, added.

Update on Strategy and Capital Allocation Framework
In October 2015, Corning’s management committed to a Strategy and Capital Allocation Framework designed to create significant value for shareholders by leveraging the company’s financial strength and focusing the company’s portfolio. The Framework includes a commitment to delivering at least $12.5 billion to shareholders while investing $10 billion in growth opportunities through 2019.

“Since the Framework was announced, we have gained traction with customers on our growth initiatives, realigned our interest in Dow Corning, and are on track to return more than $6 billion to shareholders by year end. We are making great progress and creating significant value for our shareholders,” Weeks added.

Highlights of the company’s achievements in the third quarter include:

•	Launch of a previously announced $2 billion accelerated share repurchase.
•
Introduction and adoption of two new Corning® Gorilla® Glass solutions: Gorilla Glass 5, which provides superior drop performance for smartphone devices, and Gorilla Glass SR+, which delivers an unparalleled combination of scratch resistance, optical clarity, and toughness for wearable devices.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Third-Quarter 2016 Financial Performance
Page Two

•	Additional platform wins with major OEMs for Corning® DuraTrap® GC filters that reduce particulate emissions from gasoline direct-injection vehicles.
•	Announcement that Mercedes-Benz Stadium, home of the Atlanta Falcons beginning in 2017, will use the Corning ONE platform as a single optical core for its Wi-Fi, cellular, and video network.
•	Strong response to the debut of Gorilla Glass in auto interiors at the Paris Auto Show.

Third-Quarter 2016 Results and Comparisons
(In millions, except per-share amounts)
	Q3 2016	Q2 2016	% change	Q3 2015	% change
GAAP Net Sales	$2,507	$2,360	6%	$2,272	10%
GAAP Net Income	$284	$2,207	(87%)	$212	34%
GAAP EPS	$0.26	$1.87	(86%)	$0.15	73%
Core Sales*	$2,548	$2,440	4%	$2,451	4%
Core Earnings*	$466	$434	7%	$447	4%
Core EPS*	$0.42	$0.37	14%	$0.34	24%
*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. Corning does not forecast the movement of the Japanese yen against the U.S. dollar or other items that do not reflect ongoing operations. As a result, the company is unable to provide guidance on a GAAP basis. See “Use of Non-GAAP Financial Measures” for details on core performance measures.

Segment Results and Outlook

Display Technologies:
	Q3 2016	Q2 2016	% change	Q3 2015	% change
GAAP Net Sales	$902	$801	13%	$757	19%
GAAP Net Income	$279	$204	37%	$255	9%
Core Sales*	$943	$880	7%	$936	1%
Core Earnings*	$270	$237	14%	$257	5%
NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of revenues and costs in the Display Technologies segment are denominated in Japanese yen and Korean won respectively, this segment’s net sales and costs are adjusted to remove the impact of translating yen and won into U.S. dollars.

Panel makers increased utilization to meet strong set maker demand in advance of the fourth-quarter peak retail season. As a result, glass market volume was up by a high-single digit percentage sequentially, above expectations. Corning’s LCD glass volume was up slightly more than the market due to customer mix. Price declines remained moderate, as expected.

The company expects panel maker utilization to remain high and for glass supply to remain tight in the fourth quarter. Sequentially, fourth-quarter volume is expected to be consistent to slightly down, in line with the glass market, as the company’s full-year outlook has not changed.

Optical Communications:
	Q3 2016	Q2 2016	% change	Q3 2015	% change
GAAP Net Sales	$795	$782	2%	$747	6%
GAAP Net Income	$78	$77	1%	$70	11%
Core Earnings*	$98	$86	14%	$71	38%

Third-quarter sales in Optical Communications were up 6% on a year-over-year basis reflecting strong growth in fiber-to-the-home market. Hyper-scale data-center product sales were below company expectations.

Year over year, fourth-quarter sales are expected to increase by a high-single-digit percentage driven by continued fiber-to-the-home strength.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Third-Quarter 2016 Financial Performance
Page Three

Environmental Technologies:
	Q3 2016	Q2 2016	% change	Q3 2015	% change
GAAP Net Sales	$264	$259	2%	$257	3%
GAAP Net Income	$35	$37	(5%)	$38	(8%)
Core Earnings*	$35	$37	(5%)	$38	(8%)

Third-quarter segment sales were up 3% from last year and slightly ahead of expectations. Light-duty substrate sales for the auto market reached a record level, driven by continued strong demand in North America, Europe, and China, and additional platform wins.

For the fourth quarter, sales are expected to be down year over year by a low-single digit percentage due to continued weakness in the heavy-duty truck markets.

Specialty Materials:
	Q3 2016	Q2 2016	% change	Q3 2015	% change
GAAP Net Sales	$295	$266	11%	$288	2%
GAAP Net Income	$42	$38	11%	$46	(9%)
Core Earnings*	$44	$48	(8%)	$44	-

Specialty Materials third-quarter segment sales were up 11% sequentially and 2% year over year, exceeding expectations. Sales during the quarter benefited from the introduction of two new Gorilla Glass products.

For the fourth quarter, sales are expected to increase by a high-single-digit percentage year over year driven by volume growth in Gorilla Glass.

Life Sciences:
	Q3 2016	Q2 2016	% change	Q3 2015	% change
GAAP Net Sales	$214	$215	-	$211	1%
GAAP Net Income	$16	$17	(6%)	$18	(11%)
Core Earnings*	$21	$21	-	$21	-

Third-quarter sales in Life Sciences met expectations for low-single-digit percentage year-over-year growth, with similar year-over-year sales growth expected in the fourth quarter.

Gross Equity Earnings:
GAAP and core gross equity earnings were $19 million in the third quarter of 2016. Equity earnings in this year’s third quarter largely represent the contribution from Corning’s interest in Hemlock Semiconductor Group, formerly a part of Dow Corning. As a result of the Dow Corning strategic realignment, this year’s equity earnings do not include any contribution from the former Dow Corning silicones business.

The company’s gross equity earnings in the fourth quarter are expected to be between $75 million to $85 million due to the timing of contract commitments in Hemlock’s solar business.

Upcoming Investor Events
On Nov. 29, Corning will present at the Credit Suisse 20th Annual Technology, Media and Telecom Conference to be held in Phoenix, Ariz. Nov. 28 through Dec. 1, 2016.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Third-Quarter 2016 Financial Performance
Page Four

Third-Quarter Conference Call Information
The company will host a third-quarter conference call on Tuesday, October 25, at 8:30 a.m. EDT. To participate, please call toll free (800) 230-1074 or for international access call (612) 234-9959 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click “Events” and follow the instructions. A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EDT, Tuesday, Nov. 8. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 403563. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements
This press release contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company's share of new and existing markets, the company's revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

In this context, forward-looking statements often contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target”. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially. The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; unanticipated disruption to equipment, facilities, or operations; facility expansions and new plant start-up costs; our ability to pace capital spending to anticipated levels of customer demand; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; and the effectiveness of our risk management framework.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in the annual reports on Form 10-K and quarterly reports on Form 10-Q.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Third-Quarter 2016 Financial Performance
Page Five

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net sales	$2,507	$2,272	$6,914	$6,880
Cost of sales	1,466	1,380	4,158	4,084

Gross margin	1,041	892	2,756	2,796

Operating expenses:
Selling, general and administrative expenses	302	307	1,104	960
Research, development and engineering expenses	187	181	569	561
Amortization of purchased intangibles	17	12	46	40
Restructuring, impairment and other charges			78

Operating income	535	392	959	1,235

Equity in earnings of affiliated companies	19	39	119	195
Interest income	9	6	21	16
Interest expense	(41)	(38)	(122)	(101)
Translated earnings contract (loss) gain, net	(237)	(149)	(2,295)	42
Gain on realignment of equity investment			2,676
Other expense, net	(28)	(32)	(70)	(70)

Income before income taxes	257	218	1,288	1,317
Benefit (provision) for income taxes	27	(6)	835	(202)

Net income attributable to Corning Incorporated	$284	$212	$2,123	$1,115

Earnings per common share attributable to Corning Incorporated:
Basic	$0.27	$0.16	$1.96	$0.84
Diluted	$0.26	$0.15	$1.81	$0.82

Dividends declared per common share (1)	$0.135	$0.12	$0.405	$0.24

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,

	2016	2015	2016	2015

Net income attributable to Corning Incorporated	$284	$212	$2,123	$1,115

Foreign currency translation adjustments and other	245	(181)	869	(477)
Net unrealized (losses) gains on investments			(3)	1
Unamortized (losses) gains and prior service credits (costs) for postretirement benefit plans	(5)	6	260	12
Net unrealized gains (losses) on designated hedges	11	(37)	(30)	(32)
Other comprehensive income (loss), net of tax	251	(212)	1,096	(496)

Comprehensive income attributable to Corning Incorporated	$535	$0	$3,219	$619

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	September 30, 2016	December 31, 2015
Assets

Current assets:
Cash and cash equivalents	$4,821	$4,500
Short-term investments, at fair value		100
Trade accounts receivable, net of doubtful accounts and allowances	1,645	1,372
Inventories, net of inventory reserves	1,516	1,385
Other current assets	497	912
Total current assets	8,479	8,269

Investments	352	1,975
Property, plant and equipment, net of accumulated depreciation	13,293	12,648
Goodwill, net	1,569	1,380
Other intangible assets, net	797	706
Deferred income taxes	3,110	2,056
Other assets	1,209	1,493

Total Assets	$28,809	$28,527

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$7	$572
Accounts payable	933	934
Other accrued liabilities	1,354	1,308
Total current liabilities	2,294	2,814

Long-term debt	3,916	3,890
Postretirement benefits other than pensions	708	718
Other liabilities	4,104	2,242
Total liabilities	11,022	9,664

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,689 million and 1,681 million	844	840
Additional paid-in capital – common stock	13,340	13,352
Retained earnings	15,460	13,832
Treasury stock, at cost; Shares held: 738 million and 551 million	(13,508)	(9,725)
Accumulated other comprehensive loss	(715)	(1,811)
Total Corning Incorporated shareholders’ equity	17,721	18,788
Noncontrolling interests	66	75
Total equity	17,787	18,863

Total Liabilities and Equity	$28,809	$28,527

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net income	$284	$212	$2,123	$1,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	283	280	844	842
Amortization of purchased intangibles	17	12	46	40
Restructuring, impairment and other charges			78
Stock compensation charges	10	11	33	36
Equity in earnings of affiliated companies	(19)	(39)	(119)	(195)
Dividends received from affiliated companies		48	20	143
Deferred tax (benefit) provision	(149)	156	(1,047)	187
Restructuring payments	(3)	(15)	(10)	(38)
Employee benefit payments (in excess of) less than expense	(15)	13		5
Losses (gains) on foreign currency hedges related to translated earnings	237	149	2,295	(42)
Unrealized translation (gains) losses on transactions	(53)	67	(177)	303
Contingent consideration fair value adjustment	(49)	13	(40)
Gain on realignment of equity investment			(2,676)
Changes in certain working capital items:
Trade accounts receivable	(81)	77	(184)	52
Inventories	(3)	(6)	(69)	(60)
Other current assets	29	(104)	(42)	(204)
Accounts payable and other current liabilities	129	(103)	14	(294)
Other, net	35	(74)	6	(45)
Net cash provided by operating activities	652	697	1,095	1,845

Cash Flows from Investing Activities:
Capital expenditures	(282)	(298)	(815)	(939)
Acquisitions of business, net of cash acquired			(279)	(531)
Investment in unconsolidated entities			(14)	(33)
Cash received on realignment of equity investment			4,818
(Payments) proceeds from loan repayments from unconsolidated entities	(7)		(10)	6
Short-term investments – acquisitions		(289)	(20)	(859)
Short-term investments – liquidations		221	121	1,046
Realized gains on foreign currency hedges related to translated earnings	2	168	146	489
Other, net	5	(1)	9	(1)
Net cash (used in) provided by investing activities	(282)	(199)	3,956	(822)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(21)		(85)
Principal payments under capital lease obligations			(1)	(1)
Proceeds from issuance of short-term debt				2
Proceeds from issuance of long-term debt				745
Payments from issuance of commercial paper	(251)		(481)
Payments from settlement of interest rate swap agreements				(10)
Proceeds from the exercise of stock options	59	1	86	99
Repurchases of common stock for treasury	(2,369)	(812)	(3,884)	(1,905)
Dividends paid	(153)	(169)	(493)	(519)
Net cash used in financing activities	(2,735)	(980)	(4,858)	(1,589)
Effect of exchange rates on cash	42	(46)	128	(303)
Net (decrease) increase in cash and cash equivalents	(2,323)	(528)	321	(869)
Cash and cash equivalents at beginning of period	7,144	4,968	4,500	5,309

Cash and cash equivalents at end of period	$4,821	$4,440	$4,821	$4,440

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income attributable to Corning Incorporated	$284	$212	$2,123	$1,115
Less: Series A convertible preferred stock dividend	24	24	73	73
Net income available to common stockholders – basic	260	188	2,050	1,042
Add: Series A convertible preferred stock dividend	24		73	73
Net income available to common stockholders - diluted	$284	$188	$2,123	$1,115

Weighted-average common shares outstanding - basic	978	1,210	1,046	1,241
Effect of dilutive securities:
Stock options and other dilutive securities	9	8	9	10
Series A convertible preferred stock	115		115	115
Weighted-average common shares outstanding - diluted	1,102	1,218	1,170	1,366
Basic earnings per common share	$0.27	$0.16	$1.96	$0.84
Diluted earnings per common share	$0.26	$0.15	$1.81	$0.82

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Core earnings attributable to Corning Incorporated	$466	$447	$1,240	$1,453
Less: Series A convertible preferred stock dividend	24	24	73	73
Core earnings available to common stockholders - basic	442	423	1,167	1,380
Add: Series A convertible preferred stock dividend	24	24	73	73
Core earnings available to common stockholders - diluted	$466	$447	$1,240	$1,453

Weighted-average common shares outstanding - basic	978	1,210	1,046	1,241
Effect of dilutive securities:
Stock options and other dilutive securities	9	8	9	10
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,102	1,333	1,170	1,366
Core basic earnings per common share	$0.45	$0.35	$1.12	$1.11
Core diluted earnings per common share	$0.42	$0.34	$1.06	$1.06

© 2016 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  Corning does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations.  As a result, the company is unable to provide forward-looking information on a GAAP basis.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:
(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Because a significant portion of Corning Precision Materials’ costs are denominated in South Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the South Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)	Foreign currency hedges related to translated earnings: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)	Discrete tax items and other tax-related adjustments: This represents the removal of discrete adjustments attributable to changes in tax law and other non-operational tax-related adjustments.
(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

© 2016 Corning Incorporated. All Rights Reserved.

(6)
Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)
Impacts from the acquisition of Samsung Corning Precision Materials:  Fair value adjustments to the indemnity asset related to contingent consideration and other items related to the acquisition of Samsung Corning Precision Materials.

(9)
Pension mark-to-market adjustment: Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(10)
Taiwan power outage:  Impact of the power outage that temporarily halted production at our Tainan, Taiwan manufacturing location in the third quarter of 2016. The impact in the third quarter includes asset write-offs and charges for facility repairs, offset somewhat by partial reimbursement through our insurance program.  We expect to receive the remainder of the insurance reimbursement in the fourth quarter of 2016.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended September 30, 2016
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended September 30, 2016
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported - GAAP	$2,507	$19	$257	$284	(10.5)%	0.26
Constant-yen (1)	40		47	30		0.03
Constant-won (1)	1		(4)	(3)
Foreign currency hedges related to translated earnings (2)			237	149		0.14
Acquisition-related costs (3)			15	11		0.01
Discrete tax items and other tax-related adjustments (4)				6		0.01
Restructuring, impairment and other charges (6)			11	9		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(49)	(41)		(0.04)
Pension mark-to-market (9)			26	17		0.02
Taiwan power outage (10)			5	4
Core performance measures	$2,548	$19	$545	$466	14.5%	0.42

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended September 30, 2015
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended September 30, 2015
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported - GAAP	$2,272	$39	$218	$212	2.8%	0.15
Constant-yen (1)	178	2	144	111		0.08
Constant-won (1)	1	(1)	(14)	(10)		(0.01)
Foreign currency hedges related to translated earnings (2)			149	94		0.07
Acquisition-related costs (3)			9	5
Discrete tax items and other tax-related adjustments (4)				14		0.01
Litigation, regulatory and other legal matters (5)			(9)	(6)
Restructuring, impairment and other charges (6)			1	1
Equity in earnings of affiliated companies (7)		18	18	16		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			13	10		0.01
Core performance measures	$2,451	$58	$529	$447	15.5%	0.34

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016				Three months ended September 30, 2015
	Net sales	Gross Margin	Gross margin %	Selling, general and admin. expenses	Net sales	Gross Margin	Gross margin %	Selling, general and admin. expenses
As reported	$2,507	$1,041	42%	$302	$2,272	$ 892	39%	$307
Constant-yen (1)	40	46			178	143		(1)
Constant-won (1)	1	(3)			1	(9)		(1)
Acquisition-related costs (3)		2		7				4
Restructuring, impairment and other charges (6)		8		(4)
Impacts from the acquisition of Samsung Corning Precision Materials (8)				49
Pension mark-to-market (9)				(26)
Taiwan power outage (10)		5

Core performance measures	$2,548	$1,099	43%	$328	$2,451	$1,026	42%	$309

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016		Three months ended September 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$902	$279	$757	$255
Constant-yen (1)	40	35	178	107
Constant-won (1)	1	(3)	1	(9)
Foreign currency hedges related to translated earnings (2)		(2)		(106)
Impacts from the acquisition of Samsung Corning Precision Materials (8)		(41)		10
Taiwan power outage (10)		2

Core performance measures	$943	$270	$936	$257

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016		Three months ended September 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$795	$78	$747	$70
Acquisition-related costs (3)		3		1
Discrete tax items and other tax-related adjustments (4)		6
Restructuring, impairment and other charges (6)		7
Pension mark to market (9)		4

Core performance measures	$795	$98	$747	$71

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016		Three months ended September 30, 2015
	Net sales	Net income	Net sales	Net income

As reported and Core performance measures	$264	$35	$257	$38

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016		Three months ended September 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$295	$42	$288	$46
Constant-yen (1)				(2)
Constant-won (1)				(1)
Restructuring, impairment and other charges (6)				1
Taiwan power outage (10)		2

Core performance measures	$295	$44	$288	$44

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016		Three months ended September 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$214	$16	$211	$18
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)		2

Core performance measures	$214	$21	$211	$21

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Equity in Earnings of Affiliated Companies
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended September 30, 2016			Three months ended September 30, 2015
	Hemlock Semiconductor	Other	Total equity earnings	Dow Corning	Other	Total equity earnings

As reported	$22	$(3)	$19	$36	$3	$39
Constant-yen (1)					2	2
Constant-won (1)					(1)	(1)
Equity in earnings of affiliated companies (7)				17	1	18

Core Performance Measures	$22	$(3)	$19	$53	$5	$58

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended September 30, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended September 30, 2016	Three months ended September 30, 2015

Cash flows from operating activities	$652	$697

Realized gains on foreign currency hedges related to translated earnings	2	168
Translation (losses) gains on cash balances	67	(69)

Adjusted cash flows from operating activities	$721	$796

© 2016 Corning Incorporated. All Rights Reserved.